Exhibit 23.2

Grant Thornton LLP
175 W Jackson Boulevard, 20th Floor
Chicago, IL 60604-2687
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	T 312.856.0200
F 312.565.4719
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We have issued our report dated February 27, 2013, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012, of Broadwind Energy, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Chicago, Illinois
August 1, 2013

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd